Exhibit 99.1

COMPANY CONTACT	INVESTOR CONTACT
The Spectranetics Corporation	Westwicke Partners
Guy Childs, Chief Financial Officer	Lynn Pieper
(719) 633-8333	(415) 202-5678
lynn.pieper@westwicke.com

FOR IMMEDIATE RELEASE

Spectranetics Announces Closing of $230 Million Convertible Senior Notes Offering

COLORADO SPRINGS, COLORADO (June 3, 2014) — The Spectranetics Corporation (NASDAQ: SPNC), a developer and manufacturer of single-use medical devices used in minimally invasive procedures within the cardiovascular system, today announced the closing of its previously-announced offering of $230 million aggregate principal amount of its 2.625% convertible senior notes due 2034 (the “notes”) in an underwritten public offering, which includes the full exercise by the underwriter of its option to purchase an additional $30 million principal amount of the notes.

The notes will accrue interest at a fixed rate of 2.625% per year, payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2014. The Notes will mature on June 1, 2034, unless earlier converted, redeemed or repurchased.

The notes will be convertible into shares of Spectranetics’ common stock at the option of the holders at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The conversion rate will initially be 31.9020 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $31.35 per share of common stock).

Net proceeds from the sale of the notes, after deducting fees and estimated expenses, are estimated to be approximately $222.6 million. Spectranetics intends to use the net proceeds from this offering to fund the acquisition of AngioScore Inc. If the AngioScore acquisition is terminated or does not occur for any other reason, Spectranetics intends to use the net proceeds from this offering for research and development, commercialization of its products, working capital and other general corporate purposes, which may include future acquisitions.

Piper Jaffray & Co. served as sole underwriter for the offering. Spectranetics offered these securities pursuant to a shelf registration statement filed with the Securities and Exchange Commission on May 27, 2014, which became effective upon filing. A prospectus supplement describing the terms of the offering was filed with the Securities and Exchange Commission and is available on the Securities and Exchange Commission’s website at http://www.sec.gov. Copies of the prospectus supplement and accompanying prospectus relating to the offering also may be obtained from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402 or by telephone at 800-747-3924 or by email at prospectus@pjc.com.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Spectranetics, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This release may contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intended use of proceeds of the notes offering and Spectranetics’ proposed acquisition of AngioScore Inc.  Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include our expectations regarding the proposed acquisition of AngioScore, the proposed offering and the use of proceeds from such offering.

Forward-looking statements involve risks and uncertainties related to our business and the general economic environment, many beyond our control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements, including market risk and the risks we identify in filings made with the SEC.

Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the SEC. Spectranetics does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by law.